EXHIBIT 99.1

Anne Spitza	Sloan Boss
Corporate Communications	Investor Relations
ON Semiconductor	ON Semiconductor
(602) 244-6398	(602) 244-3437
anne.spitza@onsemi.com	sloan.boss@onsemi.com

ON Semiconductor Reports Fourth Quarter and 2012 Annual Results

For the fourth quarter of 2012, highlights include:

•	Total revenues of $680.2 million

•	GAAP gross margin of 30.9 percent

•	Non-GAAP gross margin of 31.0 percent

•	GAAP net loss per share of $0.31

•	Non-GAAP net income per diluted share of $0.08

•	Repurchased 4.7 million shares of common stock

For 2012, highlights include:

•	Total revenues of $2,894.9 million

•	Adjusted EBITDA of $461.0 million

•	GAAP net loss per share of $0.20

•	Non-GAAP net income per diluted share of $0.47

•	Retired $96.2 million of Zero Coupon Convertible Senior Subordinated Notes due 2024

•	Extended earliest debt maturity of $99.9 million of 2.625% Convertible Senior Subordinated Notes due 2026 from December 2013 to December 2016 via a notes exchange

•	Repurchased 8.8 million shares of common stock

PHOENIX, Ariz. – Feb. 7, 2013 – ON Semiconductor Corporation (Nasdaq: ONNN) today announced that total revenues in the fourth quarter of 2012 were $680.2 million, down approximately six percent compared to the third quarter of 2012. During the fourth quarter of 2012, the company reported a GAAP net loss of $138.2 million, or $0.31 per share. The fourth quarter 2012 GAAP net loss was impacted by $175.2 million of special items, including $150.4 million of estimated non-cash asset impairment charges, which are largely attributed to the SANYO Semiconductor Products Group. The remaining non-cash charges and special items detail can be found in the attached schedules. The company will report final results for the fourth quarter and full year upon completion of the impairment analysis and the filing of its Form 10-K with the SEC for the fiscal year ended December 31, 2012.

Fourth quarter 2012 non-GAAP net income was $37.0 million, or $0.08 per diluted share, compared to $53.5 million, or $0.12 per diluted share, for the third quarter of 2012. A reconciliation of these non-GAAP financial measures (and other non-GAAP measures used elsewhere in this release, such as non-GAAP gross margin and adjusted EBITDA) to the company’s most directly comparable measures prepared in accordance with U.S. GAAP are set forth in the attached schedules and on our website at http://www.onsemi.com.

On a mix-adjusted basis, average selling prices for ON Semiconductor in the fourth quarter of 2012 were down approximately one to two percent when compared to the third quarter of 2012. Total company GAAP gross margin in the fourth quarter was 30.9 percent. Non-GAAP gross margin in the fourth quarter was 31.0 percent.

Adjusted EBITDA for the fourth quarter of 2012 was $96.3 million. Adjusted EBITDA for the third quarter of 2012 was $115.7 million.

Total revenues for 2012 were $2,894.9 million, a decrease of approximately 16 percent from $3,442.3 million in 2011. During 2012, the company reported a GAAP net loss of $90.6 million, or $0.20 per share. The 2012 GAAP net loss included charges of $303.6 million from special items, including $152.5 million of estimated non-cash asset impairment charges, which are largely attributed to the SANYO Semiconductor Products Group. The remaining non-cash charges and special items detail can be found in the attached schedules. The company will report final results for the fourth quarter and full year upon completion of the impairment analysis and the filing of its Form 10-K with the SEC for the fiscal year ended December 31, 2012. During 2011, the company reported GAAP net income of $11.6 million, or $0.03 per diluted share. The 2011 GAAP net income included net charges of $383.5 million from special items, the details of which can be found in the attached schedules.

The non-GAAP net income for 2012 was $213.0 million, or $0.47 per diluted share. The non-GAAP net income for 2011 was $395.1 million, or $0.86 per diluted share.

The company’s GAAP gross margin in 2012 was 32.9 percent. GAAP gross margin in 2012 included a net charge of approximately $11.1 million, or approximately 40 basis points, from special items. Non-GAAP gross margin in 2012 was 33.3 percent. The company’s GAAP gross margin in 2011 was 29.3 percent. GAAP gross margin in 2011 included a net charge of approximately $190.8 million, or approximately 550 basis points, from special items. Non-GAAP gross margin in 2011 was 34.8 percent. The special item details can be found in the attached schedules.

“This past year marked one of the most protracted down cycles for the semiconductor industry and the company since ON Semiconductor’s inception in 1999,” said Keith Jackson, president and CEO of ON Semiconductor. “The weak demand environment throughout 2012 proved to be challenging – especially following a year in which both ON Semiconductor and our SANYO Semiconductor Products Group were negatively impacted by two catastrophic natural disasters and the strengthening of the Yen. In response, we took several strategic actions to reduce our cost structure. In 2013, we will continue to take additional actions at our SANYO Semiconductor Products Group to reduce the break-even level and return this operating segment to profitability.

“As we look forward into 2013, we continue to see improvement in our bookings trends. Our new product and technology offerings are gaining traction with our customers and we achieved significant design wins for the company in 2012, especially in automotive and handset applications. This improvement, along with increasingly lean inventory levels at our customers and distributors, leads us to believe that we are seeing the bottoming of the down cycle. We believe we are positioned well to take advantage of the next up cycle.”

FIRST QUARTER 2013 OUTLOOK

“Based upon product booking trends, backlog levels, and estimated turns levels, we anticipate that total ON Semiconductor revenues will be approximately $645 to $685 million in the first quarter of 2013,” Jackson said. “Backlog levels for the first quarter of 2013 represent approximately 80 to 85 percent of our anticipated first quarter 2013 revenues. We expect that average selling prices for the first quarter of 2013 will be down approximately two percent when compared to the fourth quarter of 2012. The non-GAAP outlook for the first quarter of 2013 includes stock-based compensation expense of approximately $6 to $8 million.”

The following table outlines ON Semiconductor’s projected first quarter of 2013 GAAP and non-GAAP outlook.

ON SEMICONDUCTOR Q1 2013 BUSINESS OUTLOOK

	Total ON Semiconductor GAAP	Special Items ***	Total ON Semiconductor Non-GAAP****
Revenue	$645 to $685 million		$645 to $685 million
Gross Margin	30.5% to 32.5%		30.5% to 32.5%
Operating Expenses	$212 to $222 million	$55 million	$157 to $167 million
Net Interest Expense / Other Expenses	$10 million		$10 million
Convertible Notes, Non-cash Interest Expense*	$3 million	$3 million	$0 million
Tax	$2 to $4 million		$2 to $4 million
Diluted Share Count **	450 million		450 million

*	Convertible Notes, Non-cash Interest Expense is calculated pursuant to FASB’s Accounting Standards Codification (“ASC”) Topic 470: Debt.
**	Diluted share count can vary for, among other things, the actual exercise of options or vesting of restricted stock units, the incremental dilutive shares from all of the Company’s convertible senior subordinated notes, and the repurchase or the issuance of stock or convertible notes or the sale of treasury shares. Please refer to the table on our website for potential changes to the diluted share count. This table can be found on our website at http://www.onsemi.com under Investors – Investor Relations, Quarterly Results.
***	Special items may include: amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step-up, inventory valuation adjustments, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, income tax adjustments to approximate cash taxes, actuarial (gains) losses on pension plans and other pension benefits, and certain other special items, as necessary.
****	Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with GAAP. We believe these non-GAAP measures provide important supplemental information to investors. We use these measures, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that – when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our releases – provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

TELECONFERENCE

ON Semiconductor will host a conference call for the financial community at 8:00 a.m. Eastern Time (ET) on February 7, 2013 to discuss this announcement and ON Semiconductor’s results for the fourth quarter and full year of 2012. The company will also provide a real-time audio webcast of the teleconference on the Investor Relations page of its website at http://www.onsemi.com. The webcast replay will be available at this site approximately one hour following the live broadcast and will continue to be available for approximately 30 days following the conference call. Investors and interested parties can also access the conference call through a telephone call by dialing (888) 291-2604 (U.S./Canada) or (760) 536-5202 (International). In order to join this conference call, you will be required to provide the Conference ID Number – which is 92188076. Approximately one hour following the live broadcast, the company will provide a dial-in replay that will continue to be available through February 14, 2013. To listen to the teleconference replay, call (855) 859-2056 (U.S./Canada) or (404) 537-3406 (International). You will be required to provide the Conference ID Number – which is 92188076.

About ON Semiconductor

ON Semiconductor (Nasdaq: ONNN) is driving innovation in energy efficient electronics, empowering design engineers to reduce global energy use. The company offers a comprehensive portfolio of energy efficient power and signal management, logic, discrete and custom solutions to help customers solve their unique design challenges in automotive, communications, computing, consumer, industrial, LED lighting, medical, military/aerospace and power supply applications. ON Semiconductor operates a responsive, reliable, world-class supply chain and quality program, and a network of manufacturing facilities, sales offices and design centers in key markets throughout North America, Europe, and the Asia Pacific regions. For more information, visit http://www.onsemi.com.

# # #

ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its website in this news release, information on the website is not to be incorporated herein.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included or incorporated in this document could be deemed forward-looking statements, particularly statements about the future financial performance of ON Semiconductor. These forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “should,” or “anticipates,” or by discussions of strategy, plans or intentions. All forward-looking statements in this document are made based on information available to us as of the date of this release, our current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. Among these factors are our revenues and operating performance, poor economic conditions and markets (including current financial conditions), effects of exchange rate fluctuations, the cyclical nature of the semiconductor industry, changes in demand for our products, changes in inventories at our customers and distributors, technological and product development risks, enforcement and protection of our intellectual property rights and related risks, availability of raw materials, electricity, gas, water and other supply chain uncertainties, our ability to effectively shift production to other facilities when required, in order to maintain supply continuity for our customers, variable demand and the aggressive pricing environment for semiconductor products, our ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality for our current products, competitor actions including the adverse impact of competitor product announcements, pricing and gross profit pressures, loss of key customers, order cancellations or reduced bookings, changes in manufacturing yields, control of costs and expenses and realization of cost savings and synergies from restructurings (including the voluntary retirement program for employees in our SANYO Semiconductor Products Group and our recent global workforce reduction), significant litigation, risks associated with decisions to expend cash reserves for various uses such as debt prepayment, stock repurchases or acquisitions rather than to retain such cash for future needs, risks associated with acquisitions and dispositions (including from integrating and consolidating and timely filing financial information with the Securities and Exchange Commission (“SEC”) for acquired businesses and difficulties encountered in accurately predicting the future financial performance of acquired businesses), risks associated with our substantial leverage and restrictive covenants in our debt agreements from time to time, risks associated with our worldwide operations including foreign employment and labor matters associated with unions and collective bargaining arrangements as well as man-made and/or natural disasters such as the flooding in Thailand or the Japan earthquake and tsunami affecting our operations and finances/financials, the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally, risks and costs associated with increased and new regulation of corporate governance and disclosure standards, risks related to new legal requirements and risks involving environmental or other governmental regulation. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in ON Semiconductor’s 2011 Annual Report on Form 10-K filed with the SEC on February 22, 2012, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of our filings with the SEC. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline, and investors could lose all or part of their investment. Readers are cautioned not to place undue reliance on forward-looking statements. These forward-looking statements should not be relied upon as representing our views as of any subsequent date and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

(in millions, except per share data)

	Quarter Ended			Year Ended
	December 31, 2012	September 28, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Revenues	$680.2	$725.5	$767.9	$2,894.9	$3,442.3
Cost of revenues	469.8	487.5	528.7	1,943.0	2,433.5

Gross profit	210.4	238.0	239.2	951.9	1,008.8
Gross margin	30.9%	32.8%	31.1%	32.9%	29.3%
Operating expenses:
Research and development	88.2	90.1	90.7	367.5	362.5
Selling and marketing	44.1	44.2	46.1	180.9	195.1
General and administrative	40.9	36.8	41.1	160.6	192.4
Amortization of acquisition-related intangible assets	11.1	11.1	11.0	44.4	42.7
Restructuring, asset impairments and other, net	108.0	11.2	19.8	165.3	102.7
Goodwill and intangible asset impairment	49.5	—	—	49.5	—

Total operating expenses	341.8	193.4	208.7	968.2	895.4

Operating income (loss)	(131.4)	44.6	30.5	(16.3)	113.4

Other income (expenses), net:
Interest expense	(12.7)	(13.6)	(16.4)	(56.1)	(68.9)
Interest income	0.4	0.3	0.3	1.5	1.1
Other	2.4	(3.6)	(2.3)	5.8	(8.9)
Loss on debt repurchase or exchange	—	(7.8)	(17.9)	(7.8)	(23.2)
Gain on SANYO Semiconductor acquisition	—	—	—	—	24.3

Other income (expenses), net	(9.9)	(24.7)	(36.3)	(56.6)	(75.6)

Income (loss) before income taxes	(141.3)	19.9	(5.8)	(72.9)	37.8
Income tax benefit (provision)	4.4	(6.5)	(1.6)	(13.4)	(22.9)

Net income (loss)	(136.9)	13.4	(7.4)	(86.3)	14.9
Less: Net income attributable to non-controlling interest	(1.3)	(0.9)	(1.4)	(4.3)	(3.3)

Net income (loss) attributable to ON Semiconductor Corporation	$(138.2)	$12.5	$(8.8)	$(90.6)	$11.6

Net income (loss) per common share attributable to ON Semiconductor Corporation:
Basic	$(0.31)	$0.03	$(0.02)	$(0.20)	$0.03

Diluted	$(0.31)	$0.03	$(0.02)	$(0.20)	$0.03

Weighted average common shares outstanding:
Basic	448.6	454.6	450.4	452.6	446.7

Diluted	448.6	456.2	450.4	452.6	457.2

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEET

(in millions)

	December 31, 2012	September 28, 2012	December 31, 2011
Assets
Cash and cash equivalents	$486.9	$421.4	$652.9
Short-term investments	144.8	221.6	248.6
Receivables, net	357.8	415.4	457.2
Inventories	581.7	644.3	637.4
Other current assets	111.7	121.9	121.6
Deferred income taxes	10.5	10.4	10.0

Total current assets	1,693.4	1,835.0	2,127.7
Property, plant and equipment, net	1,103.3	1,231.6	1,109.5
Deferred income taxes	31.2	34.6	34.2
Goodwill	184.6	198.7	198.7
Intangible assets, net	257.0	303.9	337.2
Other assets	58.9	66.1	76.2

Total assets	$3,328.4	$3,669.9	$3,883.5

Liabilities, Non-Controlling Interest and Stockholders’ Equity
Accounts payable	$279.5	$349.9	$451.8
Accrued expenses	228.3	248.7	239.8
Income taxes payable	4.9	6.2	7.5
Accrued interest	0.6	4.1	0.7
Deferred income on sales to distributors	134.5	149.9	172.0
Deferred income taxes	22.9	33.9	33.6
Current portion of long-term debt	353.6	260.9	370.1

Total current liabilities	1,024.3	1,053.6	1,275.5
Long-term debt	658.3	802.5	836.9
Other long-term liabilities	232.2	252.8	260.1
Deferred income taxes	22.9	21.4	17.5

Total liabilities	1,937.7	2,130.3	2,390.0

ON Semiconductor Corporation stockholders’ equity:
Common stock	5.1	5.1	5.0
Additional paid-in capital	3,156.4	3,143.2	3,113.5
Accumulated other comprehensive loss	(41.1)	(45.2)	(46.7)
Accumulated deficit	(1,292.9)	(1,154.7)	(1,202.3)
Less: treasury stock, at cost	(466.4)	(437.1)	(401.3)

Total ON Semiconductor Corporation stockholders’ equity	1,361.1	1,511.3	1,468.2
Non-controlling interest in consolidated subsidiary	29.6	28.3	25.3

Total equity	1,390.7	1,539.6	1,493.5

Total liabilities and equity	$3,328.4	$3,669.9	$3,883.5

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA* AND

CASH PROVIDED BY OPERATING ACTIVITIES

(in millions)

	Quarter Ended			Year Ended
	December 31, 2012	September 28, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Net income (loss)	$(136.9)	$13.4	$(7.4)	(86.3)	14.9
Adjusted for:
Restructuring, asset impairments and other, net	108.0	11.2	19.8	165.3	102.7
Goodwill and intangible asset impairment	49.5	—	—	49.5	—
Interest expense	12.7	13.6	16.4	56.1	68.9
Interest income	(0.4)	(0.3)	(0.3)	(1.5)	(1.1)
Loss on debt repurchase or exchange	—	7.8	17.9	7.8	23.2
Income tax provision (benefit)	(4.4)	6.5	1.6	13.4	22.9
Net income attributable to non-controlling interest	(1.3)	(0.9)	(1.4)	(4.3)	(3.3)
Depreciation and amortization	60.9	61.3	62.6	243.6	229.4
Non-cash manufacturing expenses associated with favorable supply agreement	—	—	—	—	80.4
Gain on acquisition of SANYO Semiconductor	—	—	—	—	(24.3)
Actuarial losses on pension plans and other pension benefits	8.2	—	0.8	11.6	6.5
SANYO Semiconductor inventory item	—	3.1	—	8.0	41.5
SANYO Semiconductor purchase agreement amounts due from SANYO Electric	—	—	—	(2.2)	—
Thailand inventory write down	—	—	6.7	—	6.7
Expensing of appraised inventory fair market value step up	—	—	5.3	—	58.3

Adjusted EBITDA*	96.3	115.7	122.0	461.0	626.7
Increase (decrease):
Restructuring, asset impairments and other, net	(108.0)	(11.2)	(19.8)	(165.3)	(102.7)
Interest expense	(12.7)	(13.6)	(16.4)	(56.1)	(68.9)
Interest income	0.4	0.3	0.3	1.5	1.1
Income tax benefit (provision)	4.4	(6.5)	(1.6)	(13.4)	(22.9)
Net income attributable to non-controlling interest	1.3	0.9	1.4	4.3	3.3
Actuarial losses on pension plans and other pension benefits	(8.2)	—	(0.8)	(11.6)	(6.5)
SANYO Semiconductor inventory item	—	(3.1)	—	(8.0)	(41.5)
SANYO Semiconductor purchase agreement amounts due from SANYO Electric	—	—	—	2.2	—
Thailand inventory write down	—	—	(6.7)	—	(6.7)
Expensing of appraised inventory fair market value step up	—	—	(5.3)	—	(58.3)
Gain on sale or disposal of fixed assets	(4.8)	(2.7)	(1.8)	(9.5)	(8.7)
Amortization of debt issuance costs	0.4	0.6	0.5	2.1	2.3
Provision for excess inventories	21.3	3.3	30.4	51.9	49.1

Non-cash asset impairment charges	100.9	2.1	25.1	103.0	86.3
Non-cash share-based compensation expense	5.8	2.1	6.6	20.5	33.5
Non-cash interest on convertible notes	4.7	5.5	8.4	23.4	34.9
Recovery from insurance proceeds on property, plant and equipment	—	—	(13.3)	—	(13.3)
Non-cash portion of insurance recovery	—	—	(23.9)	—	(23.9)
Deferred income taxes	(6.5)	1.4	3.0	(3.1)	(4.2)
Other	(0.2)	(0.8)	(0.3)	(1.6)	0.7
Changes in operating assets and liabilities	41.5	(82.1)	56.9	(125.3)	65.2

Net cash provided by operating activities	$136.6	$11.9	$164.7	276.0	545.5

*	Adjusted EBITDA represents net income (loss) before interest expense, interest income, provision for income taxes, depreciation and amortization expense and special items. We use the adjusted EBITDA measure for internal managerial evaluation purposes, as a means to evaluate period-to-period comparisons and as a performance metric for the vesting/releasing of certain of our performance-based equity awards. Adjusted EBITDA is a non-GAAP financial measure. Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with generally accepted accounting principles. We believe this measure provides important supplemental information to investors. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance.

We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that – when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our press releases – provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with non-GAAP financial measures used by our company or other companies, even if they have similar names.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

ANALYSIS OF GAAP VERSUS NON-GAAP DISCLOSURES

(in millions, except per share and percentage data)

		Quarter Ended			Year Ended
		December 31, 2012	September 28, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit		$210.4	$238.0	$239.2	$951.9	$1,008.8

Special items:
a)	Expensing of inventory fair market value step up	—	—	5.3	—	58.3
b)	Non-cash manufacturing expenses and amortization of intangibles	—	—	—	—	81.5
c)	Actuarial losses on pension plans and other pension benefits	0.5	—	1.3	3.1	2.8
d)	SANYO Semiconductor inventory item	—	3.1	—	8.0	41.5
e)	Thailand inventory write down	—	—	6.7	—	6.7

	Total special items	0.5	3.1	13.3	11.1	190.8

Non-GAAP gross profit		$210.9	$241.1	$252.5	$963.0	$1,199.6

Reconciliation of GAAP gross margin to non-GAAP gross margin:
GAAP gross margin		30.9%	32.8%	31.1%	32.9%	29.3%

Special items:
a)	Expensing of inventory fair market value step up	—	—	0.7%	—	1.7%
b)	Non-cash manufacturing expenses and amortization of intangibles	—	—	—	—	2.4%
c)	Actuarial losses on pension plans and other pension benefits	0.1%	—	0.2%	0.1%	0.1%
d)	SANYO Semiconductor inventory item	—	0.4%	—	0.3%	1.2%
e)	Thailand inventory write down	—	—	0.9%	—	0.2%

	Total special items	0.1%	0.4%	1.8%	0.4%	5.5%

Non-GAAP gross margin		31.0%	33.2%	32.9%	33.3%	34.8%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
GAAP operating expenses		341.8	193.4	208.7	968.2	895.4

Special items:
a)	Amortization of acquisition related intangible assets	(11.1)	(11.1)	(11.0)	(44.4)	(42.7)
b)	Actuarial gains (losses) on pension plans and other pension benefits	(7.7)	—	0.5	(8.5)	(3.7)
c)	Restructuring, asset impairments and other, net	(108.0)	(11.2)	(19.8)	(165.3)	(102.7)
d)	Goodwill and intangible asset impairments	(49.5)	—	—	(49.5)	—
e)	SANYO Semiconductor acquisition related costs	—	—	—	—	(7.3)

	Total special items	(176.3)	(22.3)	(30.3)	(267.7)	(156.4)

Non-GAAP operating expenses		$165.5	$171.1	$178.4	$700.5	$739.0

Reconciliation of GAAP net income to non-GAAP net income:
GAAP net income (loss) attributable to ON Semiconductor Corporation		$(138.2)	$12.5	$(8.8)	$(90.6)	$11.6

Special items:
a)	Expensing of inventory fair market value step up (cost of revenues)	—	—	5.3	—	58.3
b)	Non-cash manufacturing expenses and amortization of intangibles (cost of revenues)	—	—	—	—	81.5
c)	Actuarial losses on pension plans and other pension benefits (cost of revenues)	0.5	—	1.3	3.1	2.8
d)	SANYO Semiconductor inventory item	—	3.1	—	8.0	41.5
e)	Thailand inventory write down	—	—	6.7	—	6.7
f)	Amortization of acquisition related intangible assets (operating expenses)	11.1	11.1	11.0	44.4	42.7
g)	Actuarial (gains) losses on pension plans and other pension benefits (operating expenses)	7.7	—	(0.5)	8.5	3.7
h)	Restructuring, asset impairments and other, net	108.0	11.2	19.8	165.3	102.7
i)	Goodwill and intangible asset impairments	49.5	—	—	49.5	—
j)	SANYO Semiconductor acquisition related costs	—	—	—	—	7.3
k)	Gain on SANYO Semiconductor acquisition	—	—	—	—	(24.3)
l)	SANYO Semiconductor purchase agreement amounts due from SANYO Electric	—	—	—	(2.2)	—
m)	Loss on debt repurchase or exchange	—	7.8	17.9	7.8	23.2
n)	Non-cash interest on convertible notes	4.7	5.5	8.4	23.4	34.9
o)	Adjustment to reflect cash taxes	(6.3)	2.3	(2.7)	(4.2)	2.5

	Total special items	175.2	41.0	67.2	303.6	383.5

Non-GAAP net income		$37.0	$53.5	$58.4	$213.0	$395.1

Non-GAAP net income per share:
	Basic	$0.08	$0.12	$0.13	$0.47	$0.88

	Diluted	$0.08	$0.12	$0.13	$0.47	$0.86

Weighted average common shares outstanding:
	Basic	448.6	454.6	450.4	452.6	446.7

	Diluted	450.0	456.2	456.3	456.1	457.2

Certain of the amounts in the above table may not total due to rounding of individual amounts.

Total share-based compensation expense, related to the Company’s stock options, restricted stock units, stock grant awards and employee stock purchase plan is included below.

	Quarter Ended			Year Ended
	December 31, 2012	September 28, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Cost of revenues	$1.1	$0.5	$1.4	$3.7	$6.3
Research and development	1.4	0.6	1.4	4.5	6.9
Selling and marketing	1.2	0.7	1.5	4.3	6.4
General and administrative	2.1	0.3	2.3	8.0	13.9

Total share-based compensation expense	$5.8	$2.1	$6.6	$20.5	$33.5

Non-GAAP Measures

To supplement the consolidated financial results prepared under GAAP, ON Semiconductor uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude items related to amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step-up, inventory valuation adjustments, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, their related tax effects, actuarial (gains) losses on pension plans and other pension benefits, and certain other special items, as necessary. Management does not consider these charges in evaluating the core operational activities of ON Semiconductor. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate ON Semiconductor’s current performance. Most analysts covering ON Semiconductor use the non-GAAP measures as well. Given management’s use of these non-GAAP measures, ON Semiconductor believes these measures are important to investors in understanding ON Semiconductor’s current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in ON Semiconductor’s core business across different time periods. These non-GAAP measures are not in accordance with or an alternative to GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

Non-GAAP gross profit and gross margin. The use of this non-GAAP financial measure allows management to evaluate the gross margin of the company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including expensing of appraised inventory fair market value step-up and amortization of intangible assets. In addition, it is an important component of management’s internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of revenue of ON Semiconductor’s core businesses.

Non-GAAP net income and net income per share. The use of these non-GAAP financial measures allow management to evaluate the operating results of ON Semiconductor’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step-up, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, their related tax effects, actuarial (gains) losses on pension plans and other pension benefits, and certain other special items, as necessary. In addition, they are important components of management’s internal performance measurement and reward process as they are used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents these non-GAAP financial measures to enable investors and analysts to understand the results of operations of ON Semiconductor’s core businesses and to compare our results of operations on a more consistent basis against that of other companies in our industry.